UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     January 1, 2013

     ORION FUTURES FUND L.P.
(Exact name of registrant as specified in its charter)

   New York                                                                         0000-50271                                                                         22-3644546
(State or other                                                                      (Commission File                                                                     (IRS Employer
jurisdiction of                                                                           Number)                                                 Identification No.)
incorporation)

c/o Ceres Managed Futures LLC
522 Fifth Avenue - 14th Floor
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                 (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Effective January 1, 2013, Ceres Managed Futures LLC, the general partner (the “General Partner”) of the registrant and AAA Capital Management, Ltd., a Texas limited partnership (the “Advisor”), amended the advisory agreement dated April 3, 2006 (the “Advisory Agreement”) between the General Partner, the registrant and the Advisor, pursuant to which the Advisor manages the portion of the registrant’s assets allocated to it.

Pursuant to the letter amending the Advisory Agreement (the “Amendment Letter”), the General Partner and the Advisor have agreed to, effective January 1, 2013, decrease the Advisor’s monthly fee for professional advisory services to 1/12 of 1.5% of the month-end net assets of the registrant allocated to the Advisor.

The Amendment Letter is filed herewith as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter amending the Advisory Agreement by and among the registrant, Ceres Managed Futures LLC and AAA Capital Management Advisors, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By
Walter Davis
      President and Director

Date:  January 7, 2013